As filed with the Securities and Exchange Commission on May 10, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRI BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-4369909
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2223 Avenida de la Playa, #208
La Jolla, CA 92037
(619) 400-1170
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
W. Marc Hertz, Ph.D.
President and Chief Executive Officer
GRI Bio, Inc.
2223 Avenida de la Playa, #208
La Jolla, CA 92037
(619) 400-1170
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Adam Lenain, Esq.
Melanie Ruthrauff Levy, Esq.
Jason Miller, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
3580 Carmel Mountain Road, Suite 300
San Diego, California 92130
(858) 314-1500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 10, 2024
PROSPECTUS
$75,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
From time to time, we may offer up to $75,000,000 of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.
This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.
This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.
Our common stock is listed on The Nasdaq Capital Market under the symbol “GRI.” On May 9, 2024 the last reported sale price of our common stock was $0.4092 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other exchange of the securities covered by the prospectus supplement. As of the date hereof, the aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $1,501,824 which was calculated based on 3,670,149 shares of our common stock outstanding held by non-affiliates and a price of $0.4092 per share, the closing price of our common stock on May 9, 2024. As of the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our public float (as defined by General Instruction I.B.6) in any 12 calendar month period so long as our public float remains below $75 million.
We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is          , 2024

i

ABOUT THIS PROSPECTUS
This prospectus forms a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000. This prospectus provides you with a general description of the securities we may offer.
Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information By Reference” before investing in any of the securities offered.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date of such document or that any information we have incorporated by reference is accurate on any date subsequent to the date of such document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, and securities are sold, on a later date.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.
Unless the context indicates otherwise, as used in this prospectus, the terms “we,” “us,” “our,” “GRI,” the “Company” and similar designations refer to GRI Bio, Inc., formerly known as Vallon Pharmaceuticals, Inc., a Delaware corporation.
About GRI Bio, Inc.
We are a clinical-stage biopharmaceutical company focused on discovering, developing, and commercializing innovative therapies that target serious diseases associated with dysregulated immune responses leading to inflammatory, fibrotic, and autoimmune disorders. Our goal is to be an industry leader in developing therapies to treat these diseases and to improve the lives of patients suffering from such diseases.
Our lead product candidate, GRI-0621, is an oral inhibitor of type 1 Natural Killer T cells (“iNKT”). GRI-0621 is also an oral formulation of tazarotene, a synthetic RAR-beta and gamma selective agonist, that is approved in the United States for topical treatment of psoriasis and acne. As of March 31, 2024, it has been evaluated in over 1,700 patients as an oral product for up to 52-weeks. We are developing GRI-0621 for the treatment of severe fibrotic lung diseases such as idiopathic pulmonary fibrosis (“IPF”), a life-threatening progressive fibrotic disease of the lung that affects approximately 140,000 people in the United States, with up to 40,000 new cases per year in the United States. Some estimate that IPF affects 3 million people globally. While there are currently two approved therapies for the treatment of lung fibrosis, neither has been associated with improvements in overall survival, and both therapies have been associated with significant side effects leading to poor therapeutic adherence. In preliminary data from our trials to date with GRI-0621, and earlier trials with oral tazarotene, we have observed GRI-0621 to be well-tolerated and to inhibit iNKT cell activity in subjects. We and others have shown that activated iNKT are upregulated in IPF, primary sclerosing cholangitis, non-alcoholic steatohepatitis, alcoholic liver disease, systemic lupus erythematosus disease (“SLE”), multiple sclerosis (“MS”), ulcerative colitis patients, as well as other indications. In these patients activated iNKT cells are correlated with more severe disease.
The U.S. Food and Drug Administration has cleared our Investigational New Drug (“IND”) application for GRI-0621 for the treatment of IPF and we plan to evaluate GRI-0621 in a randomized, double-blind, multi-center Phase 2a biomarker study, for which we commenced enrollment in December 2023. We expect topline results from this trial to be available in the second half of 2024.
Our product candidate portfolio also includes GRI-0803 and a proprietary library of 500+ compounds. GRI-0803, the lead molecule selected from the library, is a novel oral agonist of type 2 Natural Killer T cells. We are developing GRI-0803 for the treatment of autoimmune disorders, with much of our preclinical work in SLE or lupus and MS. In lupus, the immune system mistakenly attacks its own healthy tissues, especially joints and skin, but can affect almost every organ and tissue of the body. The condition can be fatal, and often causes debilitating bouts of fatigue and pain that prevent nearly half of adult patients from working. Lupus affects between 160,000 - 200,000 patients in the United States, with around 80,000 – 100,000 patients in the United States suffering from kidney nephritis, one of the most serious manifestations of SLE, typically within five years of diagnosis. There is no cure for lupus, but medical interventions and lifestyle changes can help control it. SLE treatment consists primarily of immunosuppressive drugs that inhibit the activity of the immune system. Only two drugs have been approved for lupus in the past 50 years, and new treatment options are sorely needed. Subject to IND clearance, we intend to evaluate GRI-0803 in a Phase 1a and 1b trial initially targeting SLE. We expect to file an IND with respect to this

Phase 1a and 1b trial in the first half of 2024. We will continue to evaluate indications to select the best fit for further development of the program, but our initial focus is on lupus.
Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Certain Information By Reference” on page 30 of this prospectus.
Corporate Information
We were originally incorporated as a Delaware corporation under the name Vallon Pharmaceuticals, Inc. On April 21, 2023, we completed a reverse merger with GRI Bio, Inc., a Delaware corporation incorporated in the State of Delaware in May 2009 under the name Glycoregimmune, Inc., and changed our name to “GRI Bio, Inc.”
Our principal offices are located at 2223 Avenida de la Playa, #208, La Jolla, CA 92037, and our telephone number is (619) 400-1170. Our website address is www.gribio.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.
The Securities We May Offer Under This Prospectus
We may offer shares of our common stock, preferred stock, various series of debt securities and warrants to purchase any of such securities, or units to purchase any combination thereof, with a total value of up to $75,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•designation or classification;
•aggregate principal amount or aggregate offering price;
•maturity, if applicable;
•original issue discount, if any;
•rates and times of payment of interest or dividends, if any;
•redemption, conversion, exchange or sinking fund terms, if any;
•conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;
•ranking;

•restrictive covenants, if any;
•voting or other rights, if any; and
•important United States federal income tax considerations.
The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus forms a part.
We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:
•the names of those underwriters or agents;
•applicable fees, discounts and commissions to be paid to them;
•details regarding over-allotment options, if any; and
•the estimated net proceeds to us.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus forms a part. The risks and uncertainties described in these risk factors are not the only ones facing us. Additional risks and uncertainties of which we are currently unaware or which we currently consider to be immaterial may also become important factors that affect us. You should read the section entitled “Special Note Regarding Forward-Looking Statements” below for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus. If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the value of our common stock could decline, and you may lose some or all of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements regarding our business, financial condition, results of operations and prospects. Words such as, but not limited to “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “pro forma,” “project,” “seek,” “should,” “suggest,” “strategy,” “target,” “will,” “would,” and similar expressions or variations thereof are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus. Additionally, statements concerning future matters are forward-looking statements. These statements include, among other things, statements regarding:
•our history of losses and need for additional capital to fund our operations, our inability to obtain additional capital on acceptable terms, or at all, our ability to continue as a going concern, and our need to liquidate if we fail to obtain adequate funding, which could result in our stockholders receiving no value for their investment;
•our ability to remain listed on The Nasdaq Capital Market, particularly in light of our current non-compliance with The Nasdaq Stock Market LLC’s (“Nasdaq”) $1.00 bid price rule and Nasdaq’s currently applicable stockholders’ equity requirements;
•our limited operating history and the difficulties encountered by a small developing company;
•expected restructuring-related cash outlays, including the timing and amount of those outlays;
•the timing of initiation of planned clinical trials;
•the timing of any planned INDs or New Drug Applications;
•plans to research, develop, and commercialize current and future product candidates;
•the ability to enter into new collaborations, and to fulfill obligations under any such collaboration agreements;
•the clinical utility, potential benefits, and market acceptance of product candidates;
•commercialization, marketing, and manufacturing capabilities and strategy;
•the ability to identify additional products or product candidates with significant commercial potential;
•developments and projections relating to the Company’s competitors and their industries;
•the impact of government laws and regulations;
•the Company’s ability to protect its intellectual property position;
•estimates regarding future revenue, expenses, capital requirements, and need for additional financing;
•any statements about the effect, or potential effect, of the previous reverse stock split of our common stock;
•statements of belief and any statement of assumptions underlying any of the foregoing; and
•other factors detailed under the section titled “Risk Factors.”
Although forward-looking statements in this prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date made. We file reports with the Securities and Exchange Commission (the “SEC”), and our electronic filings with the SEC (including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any amendments to these reports) are available free of charge on the SEC’s website at www.sec.gov.
We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, except as required by law. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, the applicable prospectus supplement and the documents incorporated by reference into this prospectus, which disclosures are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS
Unless we inform you otherwise in the applicable prospectus supplement, we expect to use any net proceeds from this offering for general corporate purposes, including working capital and other general and administrative purposes. We may also use any net proceeds from this offering for acquisitions of complementary products, technologies or businesses, but we do not have any agreements or commitments for any specific acquisitions at this time. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use any net proceeds, and the timing and amount of our actual expenditures will be based on many factors, including, among others, cash flows from operations and any growth of our business. Our management will have broad discretion in applying any net proceeds of this offering. Until the funds are used as described above, we intend to invest any net proceeds from this offering in interest bearing, investment grade securities.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.
•A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•the name or names of any underwriters, dealers or agents, if any;
•the purchase price of the securities and the proceeds we will receive from the sale;
•any over-allotment options under which underwriters may purchase additional securities from us;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•any public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any overallotment or other option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any underwriters or agents who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, all of which shares of preferred stock are undesignated. Unless otherwise noted, all references to the share and per share amounts below reflect the one-for-seven reverse stock split of our common stock effected on January 29, 2024.
As of May 1, 2024, 3,774,488 shares of common stock and no shares of preferred stock were outstanding and held by 17 stockholders of record.
Common Stock
The holders of shares of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors (the “Board”) out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights, or other subscription rights or redemption or sinking fund provisions.
In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.
Preferred Stock
The Board has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of the Company or other corporate action. No shares of preferred stock are issued or outstanding, and we have no present plan to issue any shares of preferred stock.
Warrants
Pursuant to the Securities Purchase Agreement, dated as of December 13, 2022 (the “Bridge SPA”), on April 21, 2023, the warrants to purchase an aggregate of 357,854 shares of GRI Operations, Inc.’s (formerly GRI Bio, Inc.) common stock (the “Bridge Warrants”) held by Altium Growth Fund, LP (“Altium”) were exchanged for the warrants to purchase an aggregate of 60,227 shares of common stock with an initial exercise price equal to $103.11 per share (the “Exchange Warrants”). The Exchange Warrants were exercisable at any time on or after the applicable issuance date and have a term of 60 months from the date all shares underlying the Exchange Warrants are freely tradable. The exercise price of the Exchange Warrants was subject to adjustment for splits and similar recapitalization events. As of the date hereof, the Exchange Warrants have been fully exercised on a cashless basis.
Pursuant to the Securities Purchase Agreement, dated December 31, 2022 (the “Equity SPA”), on May 8, 2023, the Company issued to Altium (i) Series A-1 Warrants to purchase 181,316 shares of common stock with an initial exercise price of $94.57 per share, (ii) Series A-2 Warrants to purchase 163,185 shares of common stock with an initial exercise price of $103.18 per share (all of which have since been exercised) and (iii) Series T Warrants to purchase (x) 116,353 shares of common stock at an exercise price of $85.96 per share and (y) if the Series T Warrants are exercised in full by paying the Aggregate Exercise Price (as defined therein) in cash, an additional amount of Series A-1 Warrants and Series A-2 Warrants, each to purchase 116,353 shares of common stock at their respective exercise price (collectively, the “Equity Warrants”). The Series A-1 Warrants have a term of 60 months from the date all shares underlying the Series A-1 Warrants are freely tradable, and the Series A-2 Warrants and Series T Warrants have a term of 24 months from the date all shares underlying the Series A-2 Warrants and Series T Warrants, respectively, are freely tradable. The Company may force the exercise of the Series T Warrants only subject to the satisfaction of certain equity conditions. These equity conditions include a requirement that shares of our common stock have a reported weighted average price of at least $64.47 per share for the periods set forth in the Series T Warrants. The equity conditions for the forced exercise of the Series T Warrants are not currently met. As of May 1, 2024, all of the Series A-2 Warrants had been exercised.
The Equity SPA, Exchange Warrants and Equity Warrants also contain (or contained) customary 4.99%/9.99% beneficial ownership limitations, and Altium will be prohibited from receiving shares of our common stock from escrow or upon exercise of any Exchange Warrants or Equity Warrants, as applicable, to the extent that immediately prior to or after giving effect to receipt of these shares, Altium, together with its affiliates or other attribution parties would beneficially own more than 4.99%/9.99%, as applicable, of the total number of shares of our common stock then issued and outstanding. In that situation, the escrow agent will hold the shares in excess of the ownership limitation in abeyance for the benefit of the Investor pending compliance with the beneficial ownership limitation.
Additionally, the Equity Warrants have a cashless exercise provision providing that if on any trading day following the earlier of (i) 240 days following the closing of the merger with Vallon or (ii) the deadline under the registration rights agreement for having a registration statement registering the applicable underlying warrant shares for resale declared effective (such earlier date, the “Trigger Date”), a registration statement covering the resale of the warrant shares that are the subject of an exercise notice is unavailable, such Equity Warrant may be exercised on a cashless basis and receive shares of common stock pursuant to the formula therein. The Series A-2 Warrants also have an alternate cashless exercise provision providing that if on any trading day following the Trigger Date, the weighted average price of the common stock is less than 90% of the exercise price of the Series A-2 Warrants, then the holder of the Series A-2 Warrant may exercise the Series A-2 Warrants on a cashless basis and receive one share of common stock for each underlying Series A-2 Warrant share. The exercise price of the Series A-1 Warrants is subject to adjustment for certain dilutive issuances, including adjustment pursuant to which the exercise price may be further reduced by the value of the warrants issued in this offering as set forth and further described in the Series A-1 Warrants, and the exercise prices and number of shares issuable upon exercise of the Equity Warrants are subject to adjustment for reverse stock splits and similar recapitalization events. The Equity Warrants also contain certain rights with regard to asset distributions and fundamental transactions.
Pursuant to the Securities Purchase Agreement, dated as of February 1, 2024 (the “Purchase Agreement”), we agreed to issue and sell, in a public offering, (i) 330,450 shares of common stock (the “Shares”), (ii) 4,669,550 pre-funded warrants exercisable for an aggregate of 4,669,550 shares of common stock (the “Pre-Funded Warrants”), (iii) 5,000,000 Series B-1 common warrants exercisable for an aggregate of 5,000,000 shares of common stock (the “Series B-1 Common Warrants”), and (iv) 5,000,000 Series B-2 common warrants exercisable for an aggregate of 5,000,000 shares of common stock (the “Series B-2 Common Warrants,” and together with the Series B-1 Common Warrants, the “Series B Warrants”). The securities were offered in combinations of (a) one Share or one Pre-Funded Warrant, together with (b) one Series B-1 Common Warrant and one Series B-2 Common Warrant, for a combined purchase price of $1.10 (less $0.0001 for each Pre-Funded Warrant).
Subject to certain ownership limitations, the Warrants are exercisable upon issuance. Each Pre-Funded Warrant is exercisable for one share of Common Stock at a price per share of $0.0001 and does not expire. Each Series B-1 Common Warrant is exercisable into one share of common stock at a price per share of $1.10 for a five-year period after February 6, 2024, the date of issuance. Each Series B-2 Common Warrant is exercisable into one share of common stock at a price per share of $1.10 for an 18-month period after February 6, 2024, the date of issuance. In connection with the issuance of the securities pursuant to the Purchase Agreement, the exercise price of the Series A-1 Warrants was reduced to par, or $0.0001, per share pursuant to the terms of the Series A-1 Warrants.
As of May 1, 2024, there were a total of (i) 414,022 shares of common stock directly or indirectly underlying the Equity Warrants (including (a) 297,669 shares of common stock underlying Series A-1 Warrants to purchase shares of common stock, 181,316 of which are issuable upon exercise of such Series A-1 Warrants and 116,353 of which are issuable upon exercise of Series T Warrants, assuming that the Series T Warrants have been exercised in full by paying the Aggregate Exercise Price in cash and (b) 116,353 shares of common stock underlying Series A-2

Warrants to purchase shares of common stock. which Series A-2 Warrants are issuable upon exercise of the Series T Warrants, assuming the Series T Warrants have been exercised in full by paying the aggregate exercise price in cash), (ii) 1,871,000 shares of common stock directly or indirectly underlying the Pre-Funded Warrants and (iii) 10,000,000 shares of common stock directly or indirectly underlying the Series B Warrants.
Registration Rights
Altium is entitled to rights with respect to registration of the shares of common stock held by it or issuable to it under the Securities Act. These rights are provided under the terms of a registration rights agreement between the Company and Altium. The registration rights agreement requires the Company to file a resale registration statement (the “Resale Registration Statement”) with respect to the maximum number of shares of common stock held by or issuable to Altium pursuant to the Equity Warrants and the Exchange Warrants (the “Registrable Securities”) within 15 business days after a demand for registration is made pursuant to the Registration Rights Agreement.
Subject to limited exceptions, if the Company fails to file and obtain and maintain effectiveness of the Resale Registration Statement(s) required under the registration rights agreement, then the Company shall be obligated to pay to each affected holder of Registrable Securities an amount equal to 1.5% of the aggregate purchase price of such holder’s Registrable Securities whether or not included in such Resale Registration Statement on the date of such failure and 1.5% on every thirtieth day thereafter (pro-rated for periods of less than 30 days) until the date such failure is cured.
On October 13, 2023, we filed a registration statement on Form S-3 for the offer and resale of the Registrable Securities, as amended by a Pre-Effective Amendment No. 1 to Form S-3 on Form S-1, filed on December 4, 2023, which was declared effective by the SEC on December 15, 2023.
Indemnification
The registration rights granted in the registration rights agreement are subject to customary cross-indemnification and contribution provisions, under which we are obligated to indemnify holders of Registrable Securities in the event of material misstatements or omissions in the Resale Registration Statement(s) attributable to the Company, and they are obligated to indemnify the Company in an amount not to exceed the net proceeds to such holder as a result of the sale of Registrable Securities pursuant to such registration statement for material misstatements or omissions in the Resale Registration Statement(s) attributable to them in reliance upon and in conformity with written information furnished to the Company by such holders expressly for use in connection with such Registration Statement.
Expiration of Registration Rights
The Company must use its reasonable best efforts to maintain the effectiveness of the Resale Registration Statement until the earlier of (i) the date as of which Altium may sell all of the Registrable Securities covered by the applicable Resale Registration Statement(s) without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) or (ii) the date on which Altium has sold all of the Registrable Securities covered by the applicable Resale Registration Statement(s).
Anti-Takeover Effects of our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware Law
Our Amended and Restated Certificate of Incorporation, as amended (the “Amended and Restated Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Amended and Restated Bylaws”) include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of the Company and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Board rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies
Our Amended and Restated Certificate of Incorporation provides for the division of the Board into three classes serving staggered three-year terms, with one class being elected each year. Our Amended and Restated Certificate of Incorporation provides that directors may be removed only for cause and then only by the affirmative vote of the holders of two-thirds or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on the Board, however occurring, including a vacancy resulting from an increase in the size of the Board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of the Board.
No Written Consent of Stockholders
Our Amended and Restated Certificate of Incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our Amended and Restated Bylaws or removal of directors by our stockholders without holding a meeting of stockholders.
Meetings of Stockholders
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that only the Company’s chief executive officer, chairperson of the Board, and a majority of the members of the Board then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our Amended and Restated Bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.
Advance Notice Requirements
Our Amended and Restated Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to the Company’s corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Amended and Restated Bylaws specify the requirements as to form and content of all notices to stockholders. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.
Amendment to Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Any amendment of our Amended and Restated Certificate of Incorporation must first be approved by a majority of the Board, and if required by law or our Amended and Restated Certificate of Incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to removal of our directors, and the amendment of our Amended and Restated Bylaws must be approved by not less than 66 2/3% of the outstanding shares entitled to vote on the amendment. Our Amended and Restated Bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in our Amended and Restated Bylaws; and may also be amended by the affirmative vote of 66 2/3% of the outstanding shares entitled to vote on the amendment.
Preferred Stock
Our Amended and Restated Certificate of Incorporation provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the Board to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board were to determine that a takeover proposal is not in the best interests of our stockholders, the Board could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our Amended and Restated Certificate of Incorporation grants the Board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of Common Stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of the Company.
Choice of Forum
Our Amended and Restated Certificate of Incorporation provides that unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any state law claim for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, and employees to the Company or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws, or (iv) any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein. This choice of forum provision does not preclude or contract the scope of exclusive federal jurisdiction for any actions brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and we do not intend for the exclusive forum provision to apply to Exchange Act claims. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act. Additionally, this choice of forum provision will not apply to claims as to which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction.
Our Amended and Restated Certificate of Incorporation further provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
In addition, our Amended and Restated Certificate of Incorporation provides that any person or entity purchasing or otherwise acquiring any interest in shares of our Common Stock is deemed to have notice of and consented to the foregoing provisions; provided, however, that stockholders cannot and will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.
Section 203 of the Delaware General Corporation Law
We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or
•at or after the time the stockholder became interested, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.
Section 203 defines a business combination to include:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Listing
Our common stock is listed on The Nasdaq Capital Market under the trading symbol “GRI.”
Transfer Agent and Registrar
Our transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent and registrar’s address is 51 Mercedes Way, Edgewood, NY 11717.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.
We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.
General
Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.
We will describe in each prospectus supplement the following terms relating to a series of debt securities:
•the title or designation;
•the aggregate principal amount and any limit on the amount that may be issued;
•the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;
•whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;
•the maturity date and the date or dates on which principal will be payable;
•the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;
•whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•the terms of the subordination of any series of subordinated debt;
•the place or places where payments will be payable;
•our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;
•the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;
•whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
•whether we will be restricted from incurring any additional indebtedness;
•a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;
•the form of debt securities;
•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be convertible into shares of common stock or other securities and, if so, the terms and conditions upon which such debt securities will be so convertible, including the conversion price and the conversion period;
•if other than the principal amount thereof, the portion of the principal amount of debt securities which shall be payable upon declaration of acceleration of the maturity thereof;
•any additional or different events of default or restrictive covenants provided for with respect to the debt securities; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction
The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate, satisfactory in form to the indenture trustee.
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture
The following are events of default under the indentures with respect to any series of debt securities that we may issue:
•if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;
•if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;
•if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and
•if specified events of bankruptcy, insolvency or reorganization occur as to us.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:
•the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:
•the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and
•the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.
These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.
Modification of Indenture; Waiver
The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:
•to fix any ambiguity, defect or inconsistency in the indenture; and
•to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.
In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•extending the fixed maturity of the series of debt securities;
•reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;
•reducing the principal amount of discount securities payable upon acceleration of maturity;
•making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or
•reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:
•maintain a register;
•the transfer or exchange of debt securities of the series;
•replace stolen, lost or mutilated debt securities of the series;
•duly and punctually pay or cause to be paid amounts owing with respect to the debt securities;
•maintain paying agencies;
•hold monies for payment in trust;
•compensate and indemnify the trustee; and
•appoint any successor trustee.
In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange, and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:
•issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Debt Securities
Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;
•if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;
•if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material U.S. federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•the anti-dilution provisions of the warrants, if any;
•any redemption or call provisions;
•whether the warrants may be sold separately or with other securities as parts of units; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS
General
We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:
•the date of determining the stockholders entitled to the rights distribution;
•the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;
•the exercise price;
•the aggregate number of rights issued;
•whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;
•the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
•the method by which holders of rights will be entitled to exercise;
•the conditions to the completion of the offering, if any;
•the withdrawal, termination and cancellation rights, if any;
•whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;
•whether stockholders are entitled to oversubscription rights, if any;
•any applicable material U.S. federal income tax considerations; and
•any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.
Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
Rights Agent
The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement that differ from those described below; and
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.
Unit Agent
The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California.
EXPERTS
The financial statements of GRI Bio, Inc. as of and for the years ended December 31, 2023 and 2022 included in this registration statement have been audited by Sadler, Gibb & Associates LLC, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to GRI’s ability to continue as a going concern), and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Any statement made in this prospectus or the applicable prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document. You should rely only on the information contained in the registration statement this prospectus, and the applicable prospectus supplement or the information incorporated by reference into this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including GRI. The address of the SEC website is www.sec.gov.
We maintain a website at www.gribio.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus, and our reference to the address for our website is intended to be an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and prior to the time that we sell all of the securities offered by this prospectus or the earlier termination of the offering, and (2) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement (except in each case the information contained in such documents to the extent “furnished” and not “filed”). The documents we are incorporating by reference as of their respective dates of filing are:
•our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 10, 2024;
•our Current Reports on Form 8-K filed with the SEC on January 8, 2024, January 19, 2024, January 30, 2024, and February 2, 2024 (except for the information furnished under Items 2.02 or 7.01 and the exhibits thereto); and
•the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 8, 2021, including any amendments or reports filed for the purposes of updating this description.
In addition, all reports an other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and deemed to be a part of this prospectus from the date of filing of such reports and documents. Notwithstanding the foregoing, we are not incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by calling us at (619) 400-1170 or by contacting: 2223 Avenida de la Playa, #208, La Jolla, CA 92037, Attn: Corporate Secretary. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.gribio.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus, and our reference to the address for our website is intended to be an inactive textual reference only.

$75,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
PROSPECTUS
               , 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC, registration fee.

SEC registration fee	$11,070
FINRA filing fee (if applicable)	*
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer agent fees and expenses	*
Trustee fees and expenses	*
Printing and miscellaneous expenses	*
Total	$ *
__________________
*These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.
We have adopted provisions in our amended and restated certificate of incorporation and our amended and restated bylaws that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:
•any breach of the director’s duty of loyalty to us or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or
•any transaction from which the director derived an improper personal benefit.
These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.
In addition, our bylaws provide that:
•we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.
We have entered into indemnification agreements with each of our directors, and intend to enter into such agreements with our executive officers. These agreements provide that we will indemnify each of our directors, our executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.
Item 16. Exhibits.
EXHIBIT INDEX

Exhibit No.	Description	Filed Herewith	Form	Incorporated by Reference File No.	Date Filed
2.1Δ	Agreement and Plan of Merger, dated as of December 13, 2022, by and among Vallon Pharmaceuticals, Inc., GRI Bio, Inc. and Vallon Merger Sub, Inc.		8-K	001-40034	12/13/2022
2.2	Amendment to Agreement and Plan of Merger, dated as of February 17, 2023, by and among Vallon Pharmaceuticals, Inc., Vallon Merger Sub, Inc., and GRI Bio, Inc.		S-4/A	333-268977	2/24/2023
3.1	Amended and Restated Certificate of Incorporation, as amended.		10-K	001-40034	3/28/2024
3.2	Amended and Restated Bylaws of the Registrant.		8-K/A	001-40034	5/26/2023
4.1	Specimen Stock Certificate.		S-1	333-249636	10/23/2020
4.2*	Form of Senior Debt Security
4.3*	Form of Subordinated Debt Security
4.4	Form of Senior Indenture	X
4.5	Form of Subordinated Indenture	X
4.6*	Form of Warrant Agreement and Warrant Certificate
4.7*	Form of Rights Agreement and Right Certificate
4.8*	Form of Unit Agreement and Unit Certificate
4.9Δ	Registration Rights Agreement, by and between the Company and the investor party thereto, dated as of December 13, 2022.		8-K	001-40034	12/13/2022
4.10	Form of Bridge Warrant.		8-K	001-40034	12/13/2022
4.11	Form of Amendment No. 1 to Common Stock Purchase Warrant.		8-K	001-40034	7/26/2022
4.12	Form of Equity Warrant.		8-K	001-40034	12/13/2022
4.13	Form of Exchange Warrant.		8-K	001-40034	12/13/2022

Exhibit No.	Description	Filed Herewith	Form	Incorporated by Reference File No.	Date Filed
4.14	Form of Senior Secured Note of GRI Bio Operations, Inc.		S-4	333-268977	12/23/2022
4.15	Warrant to Purchase Stock issued to TEP Biotech, LLC, dated as of November 2, 2018.		S-4	333-268977	12/23/2022
4.16	Warrant to Purchase Stock issued to TEP Biotech, LLC, dated as of December 3, 2019.		S-4	333-268977	12/23/2022
4.17	Warrant to Purchase Stock issued to TEP Biotech, LLC, dated as of July 7, 2022.		S-4	333-268977	12/23/2022
4.18	Warrant to Purchase Stock issued to Oppel Greeff, dated as of July 7, 2022.		S-4	333-268977	12/23/2022
4.19	Warrant to Purchase Stock issued to Oppel Greeff, dated as of November 4, 2020.		S-4	333-268977	12/23/2022
4.20	Warrant to Purchase Stock issued to Dinver LLC, dated as of November 4, 2020.		S-4	333-268977	12/23/2022
4.21	Warrant to Purchase Stock issued to Eric Reiter, dated as of November 4, 2020.		S-4	333-268977	12/23/2022
4.22	Warrant to Purchase Stock issued to FT618 Investments, LLC, dated as of November 9, 2020.		S-4	333-268977	12/23/2022
4.23	Warrant to Purchase Stock issued to FT618 Investments, LLC, dated as of December 28, 2020.		S-4	333-268977	12/23/2022
4.24	Form of Amendment to 2020 Warrant to Purchase Stock.		S-4/A	333-268977	1/27/2023
4.25	Form of Amendment to 2022 Warrant to Purchase Stock.		S-4/A	333-268977	1/27/2023
4.26	Securities Purchase Agreement, by and between GRI Bio Operations, Inc. and Altium Growth Fund, LP, dated as of December 13, 2022.		8-K	001-40034	12/13/2022
4.27	Securities Purchase Agreement, by and among the Company, GRI Bio Operations, Inc. and Altium Growth Fund, LP, dated as of December 13, 2022.		8-K	001-40034	12/13/2022
4.28	Omnibus Amendment to Securities Purchase Agreements, by and among the Company, GRI Bio Operations, Inc., and Altium Growth Fund, LP, dated as of February 17, 2023.		S-4	333-268977	3/6/2023
4.29	Investor’s Rights Agreement, by and between the Company and Salmon Pharma GmbH, dated as of July 25, 2019.		S-1/A	333-249636	1/14/2021
4.30	Voting Agreement, by and among the Company and certain of its stockholders, dated as of December 30 2020.		S-1/A	333-249636	1/14/2021
4.31	Form of Pre-Funded Warrant		S-1/A	333-276025	1/31/2024
4.32	Form of Series B-1 Common Warrant		S-1/A	333-276025	1/31/2024
4.33	Form of Series B-2 Common Warrant		S-1/A	333-276025	1/31/2024
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X
23.1	Consent of Sadler, Gibb & Associates, LLC, independent registered public accounting firm	X
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)	X
24.1	Powers of Attorney (included on signature page to this Registration Statement)	X

Exhibit No.	Description	Filed Herewith	Form	Incorporated by Reference File No.	Date Filed
25.1**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939
25. 2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939
107	Filing Fee Table.	X
__________________
*To be subsequently filed, if applicable, by an amendment to this registration statement or as part of a Current Report on Form 8-K.
**To be subsequently filed, if applicable, under the electronic form type 305B2, if applicable.
ΔSchedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables ” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or Rule 415(x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)That for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offing of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8)To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on May 10, 2024.

GRI BIO, INC.

By:	/s/ W. Marc Hertz, Ph.D.
W. Marc Hertz, Ph.D.
Chief Executive Officer
SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of GRI Bio, Inc., hereby severally constitute and appoint W. Marc Hertz, Ph.D. and Leanne Kelly, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including without limitation, post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or her or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Marc Hertz, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 10, 2024
W. Marc Hertz, Ph.D.

/s/ Leanne Kelly	Chief Financial Officer (Principal Financial and Accounting Officer)	May 10, 2024
Leanne Kelly

/s/ David Szekeres	Director and Chairperson of the Board	May 10, 2024
David Szekeres

/s/ David Baker	Director	May 10, 2024
David Baker

/s/ Roelof Rongen	Director	May 10, 2024
Roelof Rongen

/s/ Camilla V. Simpson, M.Sc.	Director	May 10, 2024
Camilla V. Simpson, M.Sc.